UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2011

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)
(Exact name of registrant as specified in its charter)

Curaçao (State or other jurisdiction of incorporation)	1-4601 (Commission File Number)	52-0684746 (IRS Employer Identification No.)
42, rue Saint-Dominique, Paris, France 75007
5599 San Felipe, 17th Floor, Houston, Texas 77056
Parkstraat 83, The Hague, The Netherlands 2514 JG
(Addresses of principal executive offices and zip or postal codes)
Registrant’s telephone number in the United States, including area code: (713) 375-3400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(b)
     On July 21, 2011, Andrew F. Gould notified the Board of Directors (the “Board”) of his intention to retire from his position as Chief Executive Officer of Schlumberger Limited (the “Company”), effective August 1, 2011. Mr. Gould’s retirement follows 36 years of service at the Company, driving strong business results during his tenure as CEO. He will continue to serve as the Chairman of the Board until the Company’s April 2012 annual general meeting of stockholders and as an executive until he retires from the Company on April 30, 2012. While serving as an executive and Chairman, Mr. Gould will continue to receive salary at the annual rate of $2,500,000, but will not be eligible to participate in the Company’s annual Performance Incentive Program or its Long Term Incentive Program, and will not receive further pension or profit-sharing contributions, other than continued contributions into the French State pension plans until April 30, 2012. The Company also has agreed to provide Mr. Gould information technology support and secretarial support for planning travel for five years following his April 30, 2012 retirement.
Item 5.02(c)
     Effective as of the date of Mr. Gould’s resignation, Paal Kibsgaard, 44, will become the Company’s Chief Executive Officer. During more than 14 years of employment with the Company, Mr. Kibsgaard has had operational and management responsibility in the Middle East, Europe and the U.S., and has been involved in all aspects of the Company’s operations. Prior to his appointment as Chief Operating Officer, Mr. Kibsgaard served as President of the Reservoir Characterization Group after assignments as Vice President, Engineering, Manufacturing and Sustaining; and Vice President of Personnel following a series of earlier international positions.
     The Compensation Committee of the Board also approved the following changes to Mr. Kibsgaard’s compensation:
•	an increase in his annual base salary to $1,700,000, effective August 1, 2011;

•	annual cash incentive range from 0% to 150%; and

•	a stock option grant with a value of approximately $4,000,000.
     Mr. Kibsgaard has no familial relationships nor related person transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with his appointment described above.

Item 7.01	Regulation FD Disclosure.
     On July 21, 2011, the Company issued a press release announcing the retirement of Mr. Gould as Chief Executive Officer and the appointment of Mr. Kibsgaard to that position, effective August 1, 2011. A copy of the press release is furnished with this Form 8-K as Exhibit 99 and incorporated into this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits
The exhibit listed below is furnished pursuant to Item 9.01 of this Form 8-K.
99	Press Release dated July 21, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)
By:	/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: July 21, 2011